As filed with the Securities and Exchange Commission on February 25, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey (State or other jurisdiction of incorporation or organization)	98-1057807 (I.R.S. Employer Identification Number)

NovoCure Limited
Second Floor, No.4 The Forum
Grenville Street
St. Helier, Jersey JE2 4UF
(Address, including zip Code, of Principal Executive Offices)

NovoCure Limited 2015 Omnibus Incentive Plan
NovoCure Limited Employee Share Purchase Plan
(Full title of each plan)

Ashley Cordova
Chief Financial Officer
NovoCure Limited
c/o Novocure Inc.
20 Valley Stream Pkwy
Suite 300
Malvern, PA 19355
(212) 767-7530
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to :
Pran Jha
Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (2)
Ordinary shares, no par value	5,114,843	$169.77	$868,346,896.11	$94,736.65

(1)	This Registration Statement covers (i) 4,091,874 ordinary shares of NovoCure Limited (the “Registrant”) available for issuance pursuant to awards under the NovoCure Limited 2015 Omnibus Incentive Plan (the “2015 Plan”) and (ii) 1,022,969 ordinary shares of the Registrant available for issuance pursuant to the NovoCure Limited Employee Share Purchase Plan (the “ESPP” and, together with the 2015 Plan, the “Plans”).
In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities of the Registrant that become issuable under the Plans relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration.

(2)	Completed pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based on the average of the high and low prices reported for the Registrant’s ordinary shares on the NASDAQ Global Select Market on February 23, 2021. Pursuant to the ESPP, which plan is incorporated by reference herein, the purchase price of the ordinary shares of the Registrant to be issued thereunder will be the lesser of 85% of the fair market value of an ordinary share of the Registrant on the first day of the applicable six-month offering period and 85% of the fair market value of an ordinary share of the Registrant on the last day of the purchase period.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 4,091,874 ordinary shares issuable under the 2015 Plan and an additional 1,022,969 ordinary shares issuable under the ESPP. Registration Statements on Form S-8 (File Nos. 333-209854, 333-217619, 333-224606, 333-232896, and 333-236862) (collectively, the “Previous Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on March 1, 2016, May 3, 2017, May 1, 2018, July 30, 2019, and March 3, 2020, respectively, covering a total of 31,015,695 ordinary shares issuable under the 2015 Plan and 4,464,648 ordinary shares issuable under the ESPP, respectively.

The contents of the Previous Registration Statements are hereby incorporated by reference pursuant to General Instruction E of Form S-8, except for Items 3 and 8 of Part II, which are being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which previously have been filed with the Commission, are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021; and
(b)
The description of ordinary shares set forth in the Registrant’s registration statement on Form 8-A filed on September 23, 2015 pursuant to Section 12 of the Exchange Act of 1934, as amended (the “ Exchange Act ”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all offerings of securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In no event, however, will any information that the Registrant discloses under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Document
4.1	Memorandum of Association of NovoCure Limited (filed as Exhibit 3.3 to the Registrants form S-1/A filed on September 21, 2015 and incorporated by reference herein)
4.2	Amended and Restated Articles of Association of NovoCure Limited (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed on June 6, 2018 and incorporated by reference herein)
5.1	Opinion of Ogier (Jersey) LLP to the legality of the securities *
10.1	NovoCure Limited 2015 Omnibus Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1/A filed on September 21, 2015 and incorporated by reference herein)
10.2	NovoCure Limited Employee Share Purchase Plan (filed as Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A filed on September 21, 2015 and incorporated by reference herein)
23.1	Consent of Ogier (included in Exhibit 5.1) *
23.2	Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm *
24.1	Power of Attorney (included in signature page)*
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on February 25, 2021.

NOVOCURE LIMITED

By:	/s/ Ashley Cordova
Ashley Cordova
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Ashley Cordova and Todd Longsworth, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to each of them to sign for such persons below, in his or her name and in the capacities indicated below, and any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, with the Commission, and granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of such person below might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

	Signatures	Title	Date
By:	/s/ Asaf Danziger	Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2021
Asaf Danziger
By:	/s/ Ashley Cordova	Chief Financial Officer (Principal Financial and Accounting Officer) and Authorized Representative in the United States	February 25, 2021
Ashley Cordova
By:	/s/ William F. Doyle	Executive Chairman and Director	February 25, 2021
William F. Doyle
By:	/s/ Kinyip Gabriel Leung	Director	February 25, 2021
Kinyip Gabriel Leung
By:	/s/ Jeryl L. Hilleman	Director	February 25, 2021
Jeryl L. Hilleman
By:	/s/ David T. Hung	Director	February 25, 2021
David T. Hung
By:	/s/ Martin J. Madden	Director	February 25, 2021
Martin J. Madden
By:	/s/ Sherilyn D. McCoy	Director	February 25, 2021
Sherilyn D. McCoy
By:	/s/ Timothy J. Scannell	Director	February 25, 2021
Timothy J. Scannell
By:	/s/ William A. Vernon	Director	February 25, 2021
William A. Vernon
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